Exhibit 99.1

News Release

Investor Relations Contact:	Investor Relations Contact:
P. Steven Melman, VP, Investor Relations	Sonia Segovia, IR Coordinator
PDF Solutions, Inc.	PDF Solutions, Inc.
Tel: (408) 938-6445	Tel: (408) 938-6491
Email: steve.melman@pdf.com	Email: sonia.segovia@pdf.com

PDF Solutions® Reports First Quarter 2009 Results

SAN JOSE, Calif.—April 28, 2009—PDF Solutions, Inc. (NASDAQ: PDFS) the leading provider of yield improvement technologies and services for the integrated circuit (IC) manufacturing process life cycle, today announced financial results for its first fiscal quarter ended March 31, 2009.

Total revenue for the first fiscal quarter of 2009 totaled $10.2 million, down 26% from $13.8 million in the fourth fiscal quarter of 2008 and down 50% when compared with total revenue of $20.3 million for the first fiscal quarter of 2008. Gain share revenue totaled $2.4 million, down 5% from $2.5 million in the fourth fiscal quarter of 2008 and down 55% when compared to gain share revenue of $5.3 million for the first fiscal quarter of 2008.

Net loss for the first fiscal quarter was $7.3 million, or $0.28 per basic and diluted share, compared to a net loss of $79.1 million, or $2.92 per basic and diluted share in the fourth fiscal quarter of 2008 and net loss for the first fiscal quarter of 2008 of $2.5 million, or $0.09 per basic and diluted share.

In addition to using GAAP results in evaluating PDF Solutions’ business, management also believes it is useful to measure results using a non-GAAP measure of net loss, which excludes stock-based compensation expense, amortization of acquired technology and intangible assets, restructuring charges, and their related income tax effects, as applicable.  Using this non-GAAP measure, the non-GAAP net loss for the first fiscal quarter of 2009 totaled $5.1 million or $0.20 per basic and diluted share, compared with non-GAAP net loss of $429,000, or $0.02 per basic and diluted share, for the first fiscal quarter of 2008.

As previously announced, PDF Solutions will discuss these results on a live conference call beginning at 3:00 p.m. Pacific Time/6:00 p.m. Eastern Time today. The call will be simultaneously web cast on PDF Solutions’ website at http://ir.pdf.com/events.cfm. A replay of the web cast will be available at the same website address beginning approximately two hours after completion of the live call.  A copy of this press release, including the disclosure and reconciliation of certain non-GAAP financial measures to the comparable GAAP measures, which non-GAAP measures may be used periodically by PDF Solutions’ management when discussing financial results with investors and analysts, will also be available on PDF Solutions’ website at http://www.pdf.com/news_archive.phtml following the date of this release.

Information Regarding Use of Non-GAAP Financial Measures

In addition to providing results that are determined in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP), PDF Solutions also provides certain non-GAAP financial measures that exclude the effects of stock-based compensation expense, amortization of acquired technology and intangible assets, restructuring charges, and their related income tax effects, as applicable.  PDF Solutions’ management believes that the presentation of these measures provides useful supplemental information to investors regarding PDF Solutions’ operating results.  These non-GAAP financial measures are used by management internally to measure the company’s profitability and performance.  PDF Solutions’ management believes that excluding the effects of stock-based compensation expense, amortization of acquired technology and intangible assets, restructuring charges, and their related income tax effects, as applicable, provides a useful supplemental measure of the company’s ongoing operations in light of the fact that none of these categories of expense has a current effect on the future uses of cash (with the exception of restructuring charges) nor do they have use with regards to the generation of current or future revenues.  These non-GAAP results should not be considered an alternative to, or a substitute for, GAAP financial information, and may be different from similarly titled non-GAAP measures used by other companies.  In particular, these non-GAAP financial measures are not a substitute for GAAP measures of income as a measure of performance, or to cash flows from operating, investing and financing activities as a measure of liquidity.  Since management uses these non-GAAP financial measures internally to measure profitability and performance, PDF Solutions has included these non-GAAP measures to give investors an opportunity to see the company’s financial results as viewed by management.  A reconciliation of the non-GAAP financial measures to the comparable GAAP financial measure is provided at the end of the company’s financial statements presented below.

About PDF Solutions

PDF Solutions, Inc. (NASDAQ: PDFS) is the leading provider of yield improvement technologies and services for the IC manufacturing process life cycle.  PDF Solutions offers solutions that are designed to enable clients to lower costs of IC design and manufacture, enhance time to market, and improve profitability by addressing design and manufacturing interactions from product design to initial process ramps to mature manufacturing operations. PDF Solutions’ Characterization Vehicle® (CV®) test chips provide the core modeling capabilities, and are used by more leading manufacturers than any other test chips in the industry.  PDF Solutions’ industry leading yield management system software, dataPOWER®, and fault detection and classification software, mæstria®, enhance yield improvement and production control activities at leading fabs around the world. Headquartered in San Jose, Calif., PDF Solutions operates worldwide with additional offices in China, Europe, Japan, Korea, Singapore and Taiwan. For the company’s latest news and information, visit http://www.pdf.com/.

Characterization Vehicle, CV, dataPOWER, mæstria, ModelWare, PDF Solutions, and the PDF Solutions logo are registered trademarks of PDF Solutions, Inc.

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PDF SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands)

	March 31, 2009	December 31, 2008

ASSETS
Current assets:
Cash and cash equivalents	$32,780	$31,686
Short-term investments	6,354	9,051
Accounts receivable, net	20,387	24,989
Prepaid expenses, deferred tax assets, and other current assets	3,864	5,147
Total current assets	63,385	70,873
Property and equipment, net	2,427	2,675
Non-current investments	718	718
Intangible assets, net	4,280	4,730
Deferred tax assets and other non-current assets	626	631
Total assets	$71,436	$79,627

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$336	$370
Accounts payable	1,715	1,384
Accrued compensation and related benefits	5,850	6,525
Taxes payable and other accrued liabilities	3,318	3,723
Deferred revenues	2,057	1,792
Billings in excess of recognized revenue	247	748
Total current liabilities	13,523	14,542
Long-term debt	461	512
Long-term taxes payable	3,354	3,356
Long-term other liabilities	1,400	1,447
Total liabilities	18,738	19,857
Stockholders’ equity:
Common stock	4	4
Additional paid-in-capital	190,685	189,132
Treasury stock at cost	(18,402)	(18,402)
Accumulated deficit	(119,941)	(112,620)
Accumulated other comprehensive income	352	1,656
Total stockholders’ equity	52,698	59,770
Total liabilities and stockholders’ equity	$71,436	$79,627

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PDF SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2009	2008
Revenues:
Design-to-silicon-yield solutions	$7,794	$15,024
Gainshare performance incentives	2,396	5,323
Total revenues	10,190	20,347

Cost of design-to-silicon-yield solutions:
Direct costs of design-to-silicon-yield solutions	6,290	7,766
Amortization of acquired technology	359	631
Total cost of design-to silicon-yield solutions	6,649	8,397
Gross margin	3,541	11,950

Operating expenses:
Research and development	5,807	9,076
Selling, general and administrative	4,413	6,299
Amortization of other acquired intangible assets	69	194
Restructuring charges	633	—
Total operating expenses	10,922	15,569
Loss from operations	(7,381)	(3,619)

Interest and other income, net	324	489
Loss before taxes	(7,057)	(3,130)
Income tax provision (benefit)	264	(617)
Net loss	$(7,321)	$(2,513)

Net loss per share – basic and diluted	$(0.28)	$(0.09)
Weighted average common shares – basic and diluted	26,092	27,840

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PDF SOLUTIONS, INC.
NON-GAAP RESULTS (UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2009	2008

GAAP net loss	$(7,321)	$(2,513)
Stock-based compensation expense – cost of design-to-silicon-yield solutions	389	530
Stock-based compensation expense – research and development	348	595
Stock-based compensation expense – selling, general and administrative	399	858
Amortization of acquired technology	360	631
Amortization of other acquired intangible assets	69	194
Restructuring charges	633	—
Tax impact on reversal of stock-based compensation and amortization of intangible assets	—	(724)
Non-GAAP net loss	$(5,123)	$(429)

GAAP net loss per basic and diluted share	$(0.28)	$(0.09)
Non-GAAP net loss per diluted share	$(0.20)	$(0.02)
Shares used in computing diluted non-GAAP measure of net loss per share	26,092	27,840

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